Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

To The Newhall Land and Farming Company:

We consent to the incorporation by reference in Registration Statement No. 33-53769 of The Newhall Land and Farming Company on Form S–8 of our report dated June 11, 2003, appearing in this Annual Report on Form 11–K of The Newhall Land and Farming Company Employee Savings Plan for the year ended December 31, 2002.

/S/ DELOITTE & TOUCHE LLP

Los Angeles, California
June 20, 2003

(19966)